Exh. 10.19 - Amended Consulting Agreement with Saddle Ranch

                          AMENDED CONSULTING AGREEMENT

This Amended Consulting Agreement made this 25th day of July, 2006, effective August 1, 2006 by and between Saddle Ranch Productions, Inc., a Florida corporation ("Consultant") and Medical Media Television, Inc., a Florida corporation ("Corporation") hereby amends and replaces in its entirety that certain Consulting Agreement by and between Saddle Ranch Productions, Inc. and Medical Media Television, Inc. dated January 1, 2006.

                                   WITNESSETH

In consideration of the covenants and agreements herein contained and the monies to be paid hereunder, the Corporation agrees to hire the Consultant, and the Consultant agrees to provide services to the Corporation upon the following terms and conditions:

1. Duties of Consultant: The Consultant is engaged by the Corporation to render services on behalf of the Corporation; specifically by providing consulting services relating to: (i) all areas of video production, editing, and mastering,
(ii) marketing, specifically related to Internet marketing and geographic expansion of the networks and subscriber base; and (iii) all areas of advertising sales, including but not limited to the employment of sales personnel for the express purpose of soliciting and obtaining advertising contracts and/or insertion order for the Company's networks, pursuant to the attached Exhibit "A".

2. Devotion of Time to Engagement: The Consultant shall devote such time and attention to the business and affairs of the Corporation as is reasonably necessary to carry out the duties hereunder.

3. Base Compensation: The base compensation paid by the Corporation to the Consultant as compensation for services rendered herein shall be $13,700 per month, with $6,850 payable on the 10th of each month for productions services as outlined in 1(i) above, and $6,850 payable on the 25th of each month for Internet marketing services as outlined in 1(ii) above.

4. Commission Structure: In addition to the Base Compensation described herein, the Corporation will pay the Consultant a twenty percent (20%) commission ("Commission") on all advertising sales generated for the Corporation ("Commissionable Sales"). Corporation will pay Commission on Commissionable Sales to the Consultant on the fifteenth (15th) day of each month following receipt of amounts due on Commissionable Sales. The Corporation will advance the Consultant a draw against Commission of $4,000 per month payable in equal installments of $2,000 payable on the 10th and the 25th day of each month, which sums will be deducted from future Commissions.

5. Term of Agreement: Subject to the provisions hereof, the term of this Agreement shall commence on January 1, 2006 and shall continue thereafter for a period of one year.

6. Termination of Agreement: The Agreement may be terminated in writing with thirty (30) days notice given by either party to the other. During the 30-day notice period, no further draws against commission will be advanced. During the 30-day notice period and on or after the termination date, all Commissions due on Commissionable Sales will be paid to the Consultant as they become due and payable pursuant to the provisions hereunder. After all Commissions on Commissionable Sales are paid hereunder, any advance balance outstanding will be reduced to a promissory note payable to the Corporation.

7. Survival of Representations and Warranties: The warranties, representations, covenants and agreements set forth herein shall be continuous and shall survive the termination of this Agreement or any part hereof.

8. Entire Agreement: This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and this Agreement supersedes in all respects all written or oral understandings and agreements heretofore existing between the parties hereto.

9. Amendment and Waiver: This Agreement may not be modified or amended except by an instrument in writing duly executed by the parties hereto. No waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

10. Notices. Notices and requests required or permitted hereunder shall be deemed to be delivered hereunder if mailed with postage prepaid or delivered, in writing as follows:

As to the Corporation:                       As to the Consultant:
---------------------                        --------------------
Mr. Philip M. Cohen, President               Ms. Kimberly Sarubbi, President
Medical Media Television, Inc.               Saddle Ranch Productions, Inc.
8406 Benjamin Road, Suite C                           10668 Lago Cantini St.
Tampa, FL  33634                             Las Vegas, NV 89141
Phone:  (813) 888-7330                       Phone:   (310) 328-5444
Fax:    (813) 888-7375                       Fax:     (702) 914-9026

11. Counterparts: This Agreement may be executed in one or more counterparts, and all counterparts shall constitute one and the same instrument.

12. Captions: Captions used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

13. Execution of Document: At any time and from time to time, the parties hereto shall execute such documents as are necessary to effect this Agreement.

14. Arbitration: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or regarding the failure or refusal to perform the whole or any part of this Agreement shall be settled by arbitration in a mutually agreeable location, in accordance with the rules of the American Arbitration Association, and the judgment upon the award rendered may be entered in any court having jurisdiction hereof. Any decision made by an arbitrator or by the arbitrators under the provision shall be enforceable as a final and binding decision as it if were a final decision or decree of a court of competent jurisdiction.


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

15.      General Provisions:

              a) Assignability: This Agreement shall not be assignable by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement.

              b) Venue Process: The parties to this Agreement agree that jurisdiction and venue shall properly lie in the United States District Court for Tampa, Florida, with respects to any legal proceedings arising from this Agreement. Such jurisdiction and venue is merely permissive; and jurisdiction and venue shall continue to lie in any court where jurisdiction and venue are to be proper.

              c) Delivery of Process: The parties further agree that the mailing of any process shall constitute valid and lawful process against them.

              d) Governing Law: The validity, construction and enforcement of, and the remedies hereunder, this Agreement shall be governed in accordance with the laws of the State of Florida.

              e) Severability of Provisions: The invalidity or unenforceability of any particular provisions hereof shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

              f) Successors and Assigns: The rights and obligations of the parties hereunder shall inure to the benefit of, and be binding and enforceable upon the respective heirs, successors, assigns and transferees of either party.

              g) Reliance: All representations and warranties contained herein, or any certificate of other instrument delivered in connection herewith, shall be deemed to have been relied upon by the parties hereto, notwithstanding any independent investigation made by or on behalf of such parties.

              h)      Time: Time is of the essence in this Agreement.

              i) Attorney's Fees: The parties hereby agree that in the event any of the terms and conditions contained in this Agreement must be enforced by reason of any past, existing must be enforced by reason of an past, existing or future delinquency of payment, or failure of observance or of performance by any of the parties hereto, in such instance, the defaulting party shall be liable for reasonable collection and/or legal fees, trial and appellate levels, any expenses and legal fees incurred, including time spent in supervision of paralegal work and paralegal time, and any other expenses, and costs incurred in connection with the enforcement of any available remedy.


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

IN WITNESS WHEREOF, the undersigned have hereunto caused this Amended Consulting Agreement to be executed the day and year above written.


SADDLE RANCH PRODUCTIONS, INC.


By:  /s/ Kimberly Sarubbi
     ------------------------------------------------
         Kimberly Sarubbi
         President




MEDICAL MEDIA TELEVISION, INC.


By:  /s/ Philip M. Cohen
     ------------------------------------------------
         Philip M. Cohen
         President



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